BOB STEPHENS & ASSOCIATES, P.C.
                            2825 Wilcrest, Suite 408
                              Houston, Texas 77042

                                                              Phone 713-339-3388
                                                                Fax 713-339-2355

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PalmWorks, Inc.


We hereby consent to the use in this Registration Statement on Form S-1, and to the inclusion by reference in the audit report of L.L. Bradford & Company, dated April 21, 2000, of our report dated December 20, 1999, relating to the financial statements of Titan Resources, Inc., subsequently PalmWorks, Inc. . We also consent to the reference to our firm under the caption `Experts' in the Prospectus.

                                   /s/ Bob Stephens & Associates, P.C.

Houston, Texas
June 28, 2000